Exhibit 99.2

FOR IMMEDIATE RELEASE:

FINANCIAL CONTACT: Mark Pogharian 717-534-7556	MEDIA CONTACT: Jennifer Sniderman 717-534-6275

THE HERSHEY COMPANY ANNOUNCES PRICING OF

$500,000,000 2.300% NOTES DUE 2026 AND $300,000,000 3.375% NOTES DUE 2046

HERSHEY, Pa., August 2, 2016 — The Hershey Company (NYSE: HSY) announced today the pricing of its offering of $500,000,000 of 2.300% notes due 2026 and $300,000,000 of 3.375% notes due 2046 (the “Notes Offering”) in a public offering. The Hershey Company intends to use the net proceeds of the Notes Offering to repay at maturity its $250 million aggregate principal amount of 5.45% Notes due 2016 and its $250 million aggregate principal amount of 1.50% Notes due 2016, to fund its acquisition of Ripple Brand Collective, LLC and pay related fees and expenses and for general corporate purposes.

A registration statement relating to the Notes Offering has been filed with the U.S. Securities and Exchange Commission and is effective. This press release shall not constitute an offer to sell or an offer to buy any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. The Notes Offering may be made only by means of a prospectus supplement and the accompanying prospectus.

Copies of the prospectus supplement and the accompanying prospectus for the Notes Offering may be obtained by contacting Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, toll free at 1-800-831-9146, e-mail at prospectus@citi.com, J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, attention: Investment Grade Syndicate Desk - 3rd floor, telephone: (212) 834-4533, Merrill Lynch, Pierce, Fenner & Smith Incorporated, NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte NC 28255-0001, attention: Prospectus Department, email: dg.prospectus_requests@baml.com, toll free at 1-800-294-1322, and RBC Capital Markets, LLC, Three World Financial Center, 200 Vesey Street, 8th Floor, New York, NY 10281 toll-free number: (866) 375-6829, fax: (212) 658-6137, email: rbcnyfixedincomeprospectus@rbccm.com.

About The Hershey Company

The Hershey Company (NYSE: HSY), headquartered in Hershey, Pennsylvania, is a global confectionary leader known for bringing goodness to the world through its chocolate, sweets, mints and other great-tasting snacks. The company markets, sells and distributes its products under more than 80 brand names in approximately 70 countries worldwide.

Forward-Looking Statements

Statements in this press release may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Many of these forward-looking statements can be identified by the use of words such as “intend,” “believe,” “expect,” “anticipate,” “should,” “planned,” “projected,” “estimated,” and “potential,” among others. These statements are made based upon current expectations that are subject to risk and uncertainty. Because actual results may differ materially from those contained in the forward-looking statements, you should not place undue reliance on the forward-looking statements when deciding whether to buy, sell or hold the company’s securities. Factors that could cause results to differ materially include, but are not limited to: issues or concerns related to the quality and safety of our products, ingredients or packaging; changes in raw material and other costs, along with the availability of adequate supplies of raw materials; selling price increases, including volume declines associated with pricing elasticity; market demand for our new and existing products; increased marketplace competition; disruption to our manufacturing operations or supply chain; failure to successfully execute and integrate acquisitions, divestitures and joint ventures; changes in governmental laws and regulations, including taxes; political, economic, and/or financial market conditions; risks and uncertainties related to our international operations; disruptions, failures or security breaches of our information technology infrastructure; our ability to hire, engage and retain a talented global workforce; and such other matters as discussed in our Annual Report on Form 10-K for the year ended December 31, 2015. All information in this press release is as of August 2, 2016. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.